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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 25, 1997

                                Noel Group, Inc.
             (Exact name of registrant as specified in its charter)

    Delaware                         0-19737                    13-2649262
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

 667 Madison Avenue, New York, New York                                10021
(Address of principal executive offices)                             (zip code)

       Registrant's Telephone Number, including Area Code: (212) 371-1400

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On April 25, 1997, Noel Group, Inc. ("Noel") distributed (the "HealthPlan Distribution") approximately 3,754,675 shares of common stock, par value $.01 per share ("HealthPlan Common Stock"), of HealthPlan Services Corporation ("HealthPlan Services") at the rate of 0.1838631 shares of HealthPlan Common Stock for each share of Common Stock, par value $.10 per share ("Noel Common Stock"), of Noel issued and outstanding on the April 18, 1997 record date. The HealthPlan Distribution was made pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors on May 21, 1996 and approved by the shareholders at a Special Meeting of Shareholders held on March 19, 1997. In addition, in connection with the HealthPlan Distribution, Noel withheld approximately 521,171 shares of HealthPlan Common Stock for possible transfer to Noel's warrant and/or option holders upon exercise of their respective warrants and options. The 3,754,675 shares constituting the HealthPlan Distribution and the additional 521,171 shares of HealthPlan Common Stock withheld by Noel were registered on a Registration Statement on Form S-3 filed by HealthPlan Services on March 31, 1997, and declared effective by the Securities and Exchange Commission on April 17, 1997. The HealthPlan Common Stock had a value of $14.375 per share on the Distribution Date. As previously reported on a Form 8-K filed with the Commission, Noel sold to Automatic Data Processing, Inc. 1,320,000 shares of HealthPlan Common Stock on February 7, 1997, at a price of $20 per share or $26.4 million in the aggregate. The proceeds of such sale are expected to be used in part to pay the taxes payable as a result of the HealthPlan Distribution.

                  HealthPlan Services is a provider of marketing, administrative and risk management services and solutions for health and other benefit programs.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired. Not applicable.


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(b)               Pro forma financial information.



                                NOEL GROUP, INC.
           UNAUDITED PRO FORMA STATEMENT OF NET ASSETS IN LIQUIDATION
                                 MARCH 31, 1997
                 (Dollars in thousands except per share amounts)

                                                                                     Pro Forma             Pro Forma
                                                                March 31,           Adjustments             March 31,
                                                                  1997                (Note 5)                1997
                                                             --------------        -------------             -------
Assets

Cash and cash equivalents                                          $22,150                                     $22,150
Short-term investments                                              11,739                                      11,739
                                                              ------------                                ------------
Total cash and short-term investments                               33,889                                      33,889

Investments (Note 2)                                               141,708              $(53,973)               87,735
Other assets                                                         2,021                                       2,021
                                                              ------------                                ------------
                                                                   177,618               (53,973)              123,645
                                                              ------------          ------------          ------------
Liabilities

Accounts payable                                                       169                                         169
Accrued expenses                                                     9,457                                       9,457
Income taxes                                                         9,639                                       9,639
                                                              ------------                                ------------
                                                                    19,265                                      19,265
                                                              ------------                                ------------
Net assets in liquidation before options and warrants             $158,353              $(53,973)             $104,380
                                                              ============          ============          ============
Number of common shares outstanding                             20,421,039                                  20,421,039
                                                              ============                                ============
Net assets in liquidation per outstanding share                      $7.75                                       $5.11
                                                              ============                                ============
Dilution for options and warrants (Note 6):
   Net assets in liquidation after options and warrants           $172,915               (62,690)             $110,225
                                                              ============          ============          ============
   Number of common shares outstanding                          23,230,588                                  23,230,588
                                                              ============                                ============
   Net assets in liquidation per outstanding share                   $7.44                                       $4.74
                                                              ============                                ============


    The accompanying notes are an integral part of this financial statement.




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            NOTES TO NOEL GROUP, INC. PRO FORMA FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1997
                                   (UNAUDITED)

1.       PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION:

         On March 19, 1997, the shareholders of Noel Group, Inc. ("Noel") approved a Plan of Complete Liquidation and Dissolution (the "Plan"), which was adopted by Noel's Board of Directors on May 21, 1996. Under the Plan, Noel will be liquidated (i) by the sale of such of its assets as are not to be distributed in kind to its shareholders, and (ii) after paying or providing for all its claims, obligations and expenses, by cash and in-kind distributions to its shareholders pro rata and if required by the Plan or deemed necessary by the Board of Directors, by distributions of its assets from time to time to one or more liquidating trusts established for the benefit of the then shareholders, or by a final distribution of its then remaining assets to a liquidating trust established for the benefit of the then shareholders.

         As a result, Noel has adopted the liquidation basis of accounting as of March 31, 1997. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values and liabilities are stated at their anticipated settlement amounts. See Note 2 for a specific discussion of the methods used to determine estimated net realizable values of investments.

         The valuation of assets and liabilities necessarily requires many estimates and assumptions and there are substantial uncertainties in carrying out the provisions of the Plan. The actual value of any liquidating distributions will depend upon a variety of factors including, but not limited to, the actual market prices of any securities distributed in-kind when they are distributed, the actual proceeds from the sale of any of Noel's assets, the ultimate settlement amounts of Noel's liabilities and obligations, actual costs incurred in connection with carrying out the Plan, including administrative costs during the liquidation period, the amount of income earned on Noel's cash and cash equivalents and short-term investments during the liquidation period, and the actual timing of distributions.

         The valuations presented in the accompanying Pro Forma Statement of Net Assets in Liquidation represent estimates, based on present facts and circumstances, of the net realizable values of assets and costs associated with carrying out the provisions of the Plan based on the assumptions set forth in the accompanying notes. The actual values and costs are expected to differ from the amounts shown herein and could be higher or lower than the amounts recorded. Accordingly, it is not possible to predict the aggregate net values ultimately distributable to shareholders and no assurance can be given that the amount to be received in liquidation will equal or exceed the price or prices at which the Common Stock has generally traded or is expected to trade in the future.



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2.       INVESTMENTS:

         Investments are recorded at their estimated net realizable value in liquidation. For investments where a public market exists, and the entity is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, the estimated liquidation-basis amount is calculated by multiplying the market price by the number of shares owned without adjustment for whether the shares owned are registered for sale, any other restriction on transfer, control premiums, or whether the market has sufficient liquidity to support the sale of the volume of securities owned at the quoted prices.

         This valuation may not be reflective of actual amounts obtained when and if these investments are distributed or of prices that might be obtained in actual future transactions. Because of the inherent uncertainty of the valuation of securities both where a public market exists and where it does not exist, the amounts shown may materially differ from actual amounts which may be received in the future.

         Noel's holding of the common shares of Carlyle Industries, Inc. ("Carlyle"), Lincoln Snacks Company ("Lincoln") and Staffing Resources, Inc. ("Staffing") are unregistered except for 421,000 shares of Lincoln which are subject to restrictions under Rule 144.

         HealthPlan Services Corporation ("HPS") and Carlyle trade on the New York Stock Exchange under the symbols HPS and CRL, respectively. Lincoln trades on the Nasdaq Stock Market's Small Cap Market under the symbol SNAX.

                                                                               Estimated
                                                                           Liquidation-Basis
                                        Common             Price Per             Amount
                                        Shares               Share            March 31,1997
                                        ------               -----            -------------
                                         (Dollars in thousands, except per share amounts)
HPS (retained)(a)                        521,171            $16.875              $  8,795
HPS (distributed)(b)                   3,754,675             14.375                53,973
Staffing(c)                            2,026,104              9.100                18,438
Carlyle preferred stock(d)                                                         22,050
Carlyle common stock(a)                2,205,814              2.109                 4,653
Curtis Industries, Inc.(e)                                                         18,456
Ferrovia Novoeste, S.A.(f)                                                          8,000
Lincoln(a)                             3,769,755              1.250                 4,712
Other holdings                                                                      2,631
                                                                                 --------
Estimated liquidation-basis amount                                               $141,708
                                                                                 ========

-------------




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(a)      Recorded  based on the closing  price of the common  stock on March 31,
         1997. Using the closing market prices on May 7, 1997, these investments would have been valued as follows (dollars in thousands except per share amounts):

                                                            Estimated
                                    Closing Price     Liquidation-Basis Amount
                                     May 7, 1997            May 7, 1997
                                     -----------            -----------
               HPS (retained)          $16.125                 $8,404
               Carlyle                   1.875                  4,136
               Lincoln                   1.125                  4,241

(b) Recorded based upon the market price on April 25, 1997, the date of distribution to Noel shareholders. See Note 5.

(c) Staffing is recorded at the closing over-the-counter bid price of $13.00 on March 31, 1997, discounted by 30%. The discount for Staffing reflects the limited trading market for such shares, the fact that Staffing is not subject to periodic reporting requirements under the Securities Exchange Act of 1934, as amended, and the fact that Noel's shares of Staffing are unregistered. The closing bid price on May 7, 1997, discounted by 30% was $8.75 per common share.

(d) Recorded at the liquidation preference of the preferred shares which includes accumulated, unpaid dividends of $2,737,000 through March 31, 1997. Noel management currently estimates that the Carlyle preferred stock will be realized at its liquidation preference in connection with the execution of the Plan. Realization of the liquidation preference is dependent upon the preferred stock being redeemed by the issuer which may take more than one year from the date the Plan was approved.

         In January 1997, the Pension Benefit Guarantee Corporation ("PBGC") notified Carlyle that it was considering whether the sale of its thread division would create an obligation under ERISA to immediately fund, in whole or in part, Carlyle's unfunded liability to its defined benefit plan. In February 1997, at the request of the PBGC, Carlyle agreed to provide the PBGC with at least 30 days advance notice of any proposed dividend, stock redemption, stockholder buyback or other distribution to shareholders of any class of equity prior to March 31, 2002. In consideration of such agreement, the PBGC agreed not to take action solely with respect to the proposed sale transaction. If, after receiving notice of a proposed dividend, stock redemption, stockholder buyback or other distribution to Carlyle shareholders (including Noel), the PBGC takes the position that Carlyle should fund, in whole or in part, the unfunded liability to the defined benefit plan and if such position is upheld, the ability of Carlyle to take any such proposed action would be adversely affected.

(e) Recorded at the liquidation preference of the Curtis Industries, Inc., ("Curtis") preferred shares which includes accumulated, unpaid dividends of $4,446,000 at March 31, 1997. Noel management currently estimates that the Curtis preferred stock will be realized at its liquidation preference, in connection with the execution of the Plan. However, Curtis' loan covenants currently prohibit any payments on the preferred stock. Realization of the liquidation preference



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         is  dependent  upon the  preferred  stock being  redeemed by the issuer which may take more than one year from the date the Plan was approved. However, based on Curtis' current financial position and results of operations, Noel management believes that the loan restrictions will be satisfied and that the liquidation value will be realized in a reasonable period of time following the approval of the Plan. There can be no assurance that a lesser amount will not be realized. If it is not possible to satisfy the loan restrictions in a reasonable period of time following approval of the plan, it is likely that a lesser amount will be realized.

         No value has been assigned to Noel's holding of approximately 62% of the outstanding shares of Curtis common stock. Curtis has a history of operating losses, the common stock has a negative book value, and there is no public market for Curtis common stock. As a result of these factors, management is unable to reliably estimate the value, if any, of the Curtis common stock.

(f) Recorded at cost. This investment was made in March and June of 1996. Ferrovia Novoeste, S.A., ("Novoeste") was organized to acquire a railroad in Brazil via a privatization transaction. In the absence of a ready market, Noel management believes that cost is the best indicator of the value of this investment due to the short period of time that has elapsed since it was made. Realization of this investment is dependent upon establishing successful operations as a private company in Brazil or sale by Noel of its interest in Novoeste and is subject to the risks of operations in Brazil, including foreign currency risks. The actual amount realized for this investment could be lower or higher than the amount recorded.

3.       INCOME TAXES:

         All income tax accounts have been restated at March 31, 1997, to reflect the liquidation basis of accounting. The estimated tax liability reflects income taxes at a 35% rate which would become payable if the assets were realized and liabilities settled at the amounts shown. The estimate is subject to significant variation if, among other things, the actual values of assets distributed or sold varies from current estimates. The components of the income tax liability at March 31, 1997, are as follows (dollars in thousands):

                  Net unrealized gain                         $10,784
                  Net realized capital gain                     4,503
                  Net operating loss carryforwards             (3,284)
                  Net operating loss projected                 (2,364)
                                                              -------
                           Total income tax liability         $ 9,639
                                                              =======

4.       ACCRUED EXPENSES:

         Accrued expenses include estimates of costs to be incurred in carrying out the Plan and provisions for known liabilities. These costs include a provision for costs to be incurred in connection with the distribution and sale of Noel's investments including legal and investment banking fees and salaries and related expenses of officers and employees assigned to effect the sale or distribution of specific investments.



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         The actual costs  incurred  could vary  significantly  from the related accrued expenses due to uncertainty related to the length of time required to complete the Plan, the exact method by which each of Noel's assets will be realized and contingencies. Projected operating costs through the completion of Noel's final liquidation are included in accrued expenses net of estimated interest income of $750,000 on Noel's cash and cash equivalents and short-term investments. However, reductions in interest rates, the timing of future distributions and other factors may reduce the amount of interest and investment income such that an additional accrual for operating expenses may be required in the future.

5.       LIQUIDATING DISTRIBUTION

         Pursuant to the Plan, on April 25, 1997, Noel distributed 3,754,675 shares of HPS common stock valued at $14.375 per share for a total value of $53,973,000 to shareholders of record on April 18, 1997. The distribution rate was 0.1838631 share of HPS common stock per share of Noel Common Stock.

6.       OPTIONS AND WARRANTS

         At  March  31,  1997,   there  were  2,840,107   options  and  warrants
outstanding for the purchase of Noel Common Stock.

         The calculation of the fully diluted net assets in liquidation assumes that the options and warrants, which are currently in the money, are exercised in accordance with their terms on March 31, 1997. Upon exercise, Noel would receive $12,569,000 in cash for the net exercise proceeds, issue 2,809,549 shares of Noel Common Stock and generate a $1,993,000 income tax benefit related to the compensation expense. The Compensation Committee of the Board of Directors is currently evaluating a number of alternatives for settling the outstanding options and warrants. The dilutive impact of the alternatives under consideration on the net asset value per share of Noel Common Stock would be equal to, or less than the dilution shown.

         On the date of Noel's distribution of its HPS common stock to Noel shareholders, Noel retained 521,171 shares of HPS common stock, the pro rata number of HPS common shares which would have been distributed had the outstanding options and warrants to purchase Noel Common Stock been exercised prior to the date of the distribution. The shares of HPS common stock were retained for possible transfer to certain option and/or warrant holders in connection with the exercise or settlement of the outstanding options and warrants. The pro forma adjustment to the total net assets in liquidation includes an additional reduction of $8,717,000 which is the value of the HPS shares to be issued to option and warrant holders upon the exercise of the options and warrants.

7.       COMMITMENTS AND CONTINGENCIES

         The Company is involved in various legal proceedings generally incidental to its businesses. While the result of any litigation contains an element of uncertainty, management believes that the outcome of any known, pending or threatened legal proceeding or claim, or all of them combined, will not have a material adverse effect on the Company's consolidated financial position.



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(c)               Exhibits

                  2.1 Plan of Complete Liquidation and Distribution (incorporated by reference to Exhibit A to the Noel Proxy Statement for the Special Meeting of Shareholders on March 19, 1997).

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              NOEL GROUP, INC.
                                              (Registrant)

Dated:  May 12, 1997                          By:/s/ Todd K. West
                                                 ---------------------------
                                                 Todd K. West
                                                 Vice President-Finance,
                                                 Chief Financial Officer,
                                                 Secretary and Treasurer


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